Exhibit 99.1

LONDON BRIDGE SOFTWARE HOLDINGS PLC
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of London Bridge Software Holdings plc

We have audited the consolidated financial statements of London Bridge Software Holdings plc for the year ended 31 December 2003, which comprise the profit and loss account, the balance sheet, the cash flow statement, the statement of total recognised gains and losses, the reconciliation of movements in shareholders’ funds and the related notes 1 to 23. These financial statements have been prepared under the accounting policies set out therein.

Respective responsibilities of directors and auditors

United Kingdom company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Group as at the end of the financial year and of the profit or loss of the Group for that period. In preparing those financial statements, the directors are required to:

(a)	select suitable accounting policies and then apply them consistently;

(b)	make judgements and estimates that are reasonable and prudent;

(c)	state whether applicable accounting standards have been followed; and

(d)	adopt the going concern basis unless it is inappropriate to presume that the Group will continue in business for the foreseeable future.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Group and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for the system of internal control, for safeguarding the assets of the Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities. Our responsibility is to audit the financial statements in accordance with relevant United Kingdom legal and regulatory requirements and auditing standards.

We report to you our opinion as to whether the financial statements give a true and fair view and whether the financial statements described as having been audited have been properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the Company has not kept proper accounting records, and if we have not received all the information and explanations we require for our audit.

Basis of audit opinion

We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board and with standards of the Public Company Accounting Oversight Board (United States). An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the circumstances of the Company and the Group, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

UK opinion

In our opinion:

•	the financial statements give a true and fair view of the state of affairs of the Group at 31 December 2003 and of the profit of the Group for the year then ended; and

•	the financial statements have been properly prepared in accordance with the Companies Act 1985.

US opinion

In our opinion the financial statements present fairly, in all material respects, the consolidated financial position of the Group at 31 December 2003 and the consolidated results of its operations and cash flows for the year ended 31 December 2003 in conformity with accounting principles generally accepted in the United Kingdom.

LONDON BRIDGE SOFTWARE HOLDINGS PLC
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

/s/ Deloitte & Touche LLP
Chartered Accountants and Registered Auditor
London, England

February 11, 2004, except for Notes 22 and 23, as to which the date is August 11, 2004

LONDON BRIDGE SOFTWARE HOLDINGS PLC

GROUP PROFIT AND LOSS ACCOUNT
Year ended 31 December 2003

		Before
		goodwill	Goodwill
		amortisation,	amortisation,
		impairment,	impairment,
		investment	investment
		write-downs,	write-downs,
		finance charge and	finance charge and
		other exceptionals	other exceptionals	Total
	Note	£'000	£'000	£'000
REVENUE	2	58,220	—	58,220
Cost of sales		(32,873)	—	(32,873)

Gross profit		25,347	—	25,347
Amortisation of goodwill	9	—	(3,541)	(3,541)
Other administrative expenses		(21,551)	—	(21,551)

Total administrative expenses		(21,551)	(3,541)	(25,092)
Other operating income		74	—	74

OPERATING PROFIT/(LOSS)		3,870	(3,541)	329
Net interest receivable	4	199	—	199

PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION	5	4,069	(3,541)	528
Tax on profit/(loss) on ordinary activities	6	(463)	—	(463)

PROFIT/(LOSS) ON ORDINARY ACTIVITIES AFTER TAXATION		3,606	(3,541)	65
Dividends paid and proposed	7	—	—	(1,786)

RETAINED LOSS FOR THE FINANCIAL YEAR				(1,721)

Earnings per ordinary share – basic	8			0.04p
Earnings per ordinary share – diluted	8			0.04p

All turnover and results arose from continuing operations.

LONDON BRIDGE SOFTWARE HOLDINGS PLC

GROUP BALANCE SHEET
31 December 2003

	Note	£'000
FIXED ASSETS
Goodwill	9	38,044
Tangible assets	10	3,272
Investments	11	3,327

		44,643
CURRENT ASSETS
Debtors – amounts falling due within one year	12	16,951
Debtors – amounts falling due after one year	12	1,891
Cash at bank and in hand		22,202

		41,044
CREDITORS: amounts falling due within one year	13	(8,274)

NET CURRENT ASSETS		32,770

TOTAL ASSETS LESS CURRENT LIABILITIES		77,413

PROVISIONS FOR LIABILITIES AND CHARGES	17	(1,066)
ACCRUALS AND DEFERRED INCOME	14	(14,378)

NET ASSETS		61,969

CAPITAL AND RESERVES
Called up share capital	18	1,709
Share premium account	19	156,609
Profit and loss account	19	(92,034)
Foreign exchange reserve	19	(4,315)

EQUITY SHAREHOLDERS’ FUNDS		61,969

LONDON BRIDGE SOFTWARE HOLDINGS PLC

GROUP CASH FLOW STATEMENT
Year ended 31 December 2003

	Note	£'000
Net cash inflow from operating activities	(i )	6,802

Returns on investments and servicing of finance
Interest received		232
Interest paid		(33)

		199

Taxation
Tax recovered		1,226

Capital expenditure and financial investment
Payments to acquire tangible fixed assets		(1,589)
Purchase of trade investments		(3,327)

		(4,916)

Acquisitions
Purchase price adjustment in respect of prior year acquisition		15

Equity dividends paid		(1,795)

Cash inflow before financing		1,531

Financing
Repayment of borrowings		(1,625)

Cash outflow from financing		(1,625)

Decrease in cash in the year	(ii), (iii)	(94)

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE GROUP CASH FLOW STATEMENT
Year ended 31 December 2003

(i) RECONCILIATION OF OPERATING PROFIT/(LOSS) TO NET CASH INFLOW FROM OPERATING ACTIVITIES

£'000
Operating profit	329
Depreciation	2,076
Goodwill amortisation	3,541
Loss on disposal of fixed assets	33
Decrease in debtors	2,111
Decrease in creditors and accruals and deferred income	(512)
Decrease in provisions for liabilities and charges	(776)

Net cash inflow from operating activities	6,802

(ii) RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS

2003
£'000
Decrease in cash in the year	(94)
Net cash outflow from decrease in debt and lease financing	1,625

Change in net funds resulting from cash flows	1,531
Translation differences	(1,360)

Movement in net funds in the year	171
Net funds at 1 January 2003	21,993

Net funds at 31 December 2003	22,164

(iii) ANALYSIS OF MOVEMENT IN NET FUNDS

			Foreign exchange
	2002	Cash flow	movements	2003
	£'000	£'000	£'000	£'000
Cash in hand and at bank	23,618	(56)	(1,360)	22,202
Bank overdrafts	—	(38)	—	(38)

Net cash balances	23,618	(94)	(1,360)	22,164
Bank loan due within one year	(1,500)	1,500	—	—
Bank loan due after one year	(125)	125	—	—

Net funds	21,993	1,531	(1,360)	22,164

LONDON BRIDGE SOFTWARE HOLDINGS PLC

GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
Year ended 31 December 2003

£'000
Profit for the financial year	65
Exchange translation differences	(1,803)

Total recognised gains and losses relating to the financial year	(1,738)

     RECONCILIATION OF MOVEMENT IN GROUP SHAREHOLDERS’ FUNDS
     Year ended 31 December 2003

£'000
Profit on ordinary activities after taxation	65
Other recognised gains and losses relating to the year (net)	(1,803)

(1,738)
Dividends paid and proposed	(1,786)

Net reduction to equity shareholders’ funds	(3,524)
Opening equity shareholders’ funds	65,493

Closing equity shareholders’ funds	61,969

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

1.    ACCOUNTING POLICIES

The financial statements are prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards. In accordance with FRS 18, the accounting policies used in the preparation of the financial statements, have been reviewed and all appropriate disclosures considered. The particular accounting policies adopted are described below and have all been applied consistently throughout the year and the preceding year.

Basis of consolidation

The Group financial statements consolidate the financial statements of London Bridge Software Holdings plc, the Company, and all its subsidiaries, hereinafter referred to as the Group, drawn up to 31 December each year.

Revenue

The Group derives its income principally from the sale of software licences, development projects performed for clients and fees derived from installation, consultancy, training and maintenance.

Licence fees are recognised upon delivery of software to the customer and before final customer acceptance testing where applicable, providing all of the following conditions have been fully met:

•	the payment terms for the licence are materially unconditional, full payment is contractually binding and collection is reasonably certain;

•	the contract contains no development requirements included in the licence price or linked to it;

•	implementation services are generally charged on a time and materials basis and any ancillary services are charged on standard commercial terms; and

•	there are no materially onerous contract warranties.

Income from development performed for clients is recognised over the life of the contract or in accordance with contractual milestones. Where contracts with customers require significant development to the core packages any applicable licence fees are recognised as income over the life of the development phase of the contract.

Fee income from installation, consultancy, training and maintenance is recognised over the period in which the service is provided.

Development expenditure

Development expenditure is written off in the period in which it is incurred, except for costs in relation to an internally-developed application that has been capitalised.

Goodwill

Goodwill arising on consolidation represents the excess of the fair value of the consideration given over the fair value of the identifiable assets and liabilities acquired. Goodwill arising prior to 31 December 1997 has been written off to reserves as permitted by the accounting standard then in force. As permitted by the current accounting standard, the goodwill previously written off to reserves has not been reinstated in the balance sheet. Goodwill arising since that date has been capitalised and is being written off over its estimated useful economic life, which has been assessed as 15 years for all acquisitions to date. Capitalised goodwill is carried at cost less provision for impairment.

Tangible fixed assets

Tangible fixed assets are stated at cost, net of depreciation and provision for impairment. Depreciation of all tangible fixed assets is calculated to write off their cost, less any estimated residual value, over their estimated useful lives as follows:

Motor vehicles	25% on cost
Computer software and equipment	25% on cost
Fixtures and fittings	20% on cost

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

1.    ACCOUNTING POLICIES (continued)

Investments

Investments are stated at cost less provision for impairment.

Long-term contracts

Amounts recoverable on debtors, which are included in debtors, are stated at the net sales value of the work done less amounts received as progress payments on account.

Taxation

Current tax, including UK corporation tax and foreign tax, is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

Deferred taxation is now provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallise based on current tax rates and law. Timing differences arise from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in financial statements. Deferred tax is not provided on unremitted earnings where there is no binding commitment to remit these earnings. Deferred tax assets are only recognised to the extent that it is regarded as more likely than not that they will be recovered. Deferred tax assets and liabilities are discounted.

Timing differences arising on tax deductible goodwill written off to reserves are now recognised. The Group believes it appropriate to discount the resultant deferred tax liabilities over an indefinite period because the businesses are expected to be held for the long term. The discounting effect on short-term timing differences is not significant.

Pensions

The Group makes contributions to the personal pension schemes of certain employees. The amount charged in the profit and loss account is the contributions payable in the year. Differences between contributions payable in the year and contributions actually paid are shown as either accruals or prepayments in the balance sheet.

Derivatives and other financial instruments

Other than forward foreign currency contracts used to switch sterling funds into US dollars to meet US dollar funding for acquisitions, the Group does not use financial instruments, the cost of such funds being recorded at the achieved contract rate.

Foreign currencies

Foreign currency transactions are recorded at the rates of exchange ruling at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into sterling at the rates of exchange ruling on the balance sheet date. These translation differences are taken to the profit and loss account.

The results of foreign subsidiaries are translated into sterling at average rates of exchange and the differences arising from this and the closing rate and from the translation of the opening net investment at the closing rate are taken directly to reserves.

Employee Share Ownership Trust

In accordance with UITF 13, Accounting for ESOP Trusts, the assets and liabilities of the employee benefit trust have been included in the Group balance sheet.

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

1.    ACCOUNTING POLICIES (continued)

Leases and hire purchase contracts

Tangible fixed assets acquired under finance leases and hire purchase contracts are capitalised at the estimated fair value at the date of inception of each lease or contract and depreciated over their estimated useful lives. The total finance charges are allocated over the period of the lease in such a way as to give a constant charge on the outstanding liability.

Operating lease rentals payable or receivable are charged or credited to the profit and loss account on a straight-line basis over the lease term, even if the payments are not made on such a basis.

2.    REVENUE AND SEGMENTAL REPORTING

Revenue represents the amount derived from the provision of goods and services which fall within the Group’s ordinary activities stated net of value added tax and other sales-related taxes. A geographical analysis of revenue, profit before tax and net assets is set out below:

Revenue
£’000
By origin
Europe	15,763
The Americas	39,060
Rest of the world	3,397

58,220

	FRS 3	Adjusted
	profit/(loss)	profit/(loss)	Net
	before tax	before tax	assets
	£'000	£'000	£000
By origin
Europe	(2,845)	(1,465)	13,879
The Americas	1,770	3,931	47,098
Rest of the world	1,603	1,603	992

	528	4,069	61,969

Adjusted profit/(loss) before tax represents profit/(loss) before taxation, goodwill amortisation, goodwill impairment, investment write-downs, finance credit and other exceptionals.

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

2.	REVENUE AND SEGMENTAL REPORTING (continued)

Revenue by client location, activity and product group is set out below. It is not practicable to allocate either profit before taxation or net assets by client location, activity or product group.

£'000
By client location
Europe	13,649
The Americas	37,864
Rest of the world	6,707

58,220

By activity
Licence fees	15,029
Development, installation, training and consultancy fees	11,796
Maintenance income	19,284
E-commerce service income	12,111

58,220

By product group
Credit management	24,040
Customer relationship management	7,709
Mortgage products (including ecommerce)	15,895
Core banking systems	10,576

58,220

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

3.	INFORMATION REGARDING DIRECTORS AND EMPLOYEES

Number
Average monthly number of persons employed including executive directors:
Sales and marketing	75
Development	289
Support and consultancy	275
Management and administration	98

737

£'000
Staff costs, including directors, comprised:
Wages and salaries	31,619
Social security costs	2,882
Pension costs	760

35,261

4.	TOTAL NET INTEREST RECEIVABLE

£'000
Interest receivable
Bank interest	232
Interest payable
Bank interest	(33)

Total net interest receivable	199

The non-cash finance charge represents the finance cost associated with potential consideration on various acquisitions made in prior years.

5.	PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION

£'000
Profit/(loss) on ordinary activities before taxation is stated after charging:
Development expenditure	12,582
Auditors’ remuneration:
- audit fees
- United Kingdom	114
- Overseas	69
- other fees (taxation and external reporting services)	195
Operating lease payments:
- land and buildings	2,724
- plant and machinery	748
Loss on sale of fixed assets	33
Depreciation of tangible fixed assets:
- owned assets	2,076
Amortisation of goodwill	3,541

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

6.	TAX ON PROFIT/(LOSS) ON ORDINARY ACTIVITIES

£'000
Current tax
UK corporation tax	—

—
Overseas taxation	306

Total current tax charge	306
Deferred tax
Timing differences, origination and reversal	157

Total deferred tax	157

Total tax on profit/(loss) on ordinary activities	463

The differences between the total current tax shown above and the amount calculated by applying the standard rate of UK corporation tax to the profit/(loss) before taxation are as follows:

£'000
Profit on ordinary activities before taxation and exceptional items	(4,069)
Tax on profit on ordinary activities before taxation and exceptional items at standard UK corporation tax rate of 30%	1,220
Effects of:
Permanent differences	12
Unrelieved foreign taxes	102
Overseas tax rate differences	(128)
Depreciation in excess of capital allowances	150
Impact of trading losses	(394)
Other timing differences	(656)

Total current tax charge	306

The tax charge for the year before goodwill amortisation represents an effective rate of 11.0%. The main factors causing the effective rate to fall below the UK standard rate (30%) for the period are the impact of trading losses brought forward for which no deferred tax asset had previously been recognised, lower tax rates in overseas territories and timing differences between items being allowed for tax and their recognition for accounting purposes. The deferred tax charge of £0.2 million, which arises on profit before goodwill amortisation and impairment, write-off of investments, finance credits and other exceptional items, represents the write off of the deferred tax asset previously held in respect of Singapore losses.

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

7.	DIVIDENDS

£'000
0.35p net per 1p ordinary share interim dividend paid	598
0.70p net per 1p ordinary share final proposed	1,197
Dividends waived by the Trust	(9)

1,786

The Group has an investment in its own shares through its Employee Share Ownership Trust (“the Trust”) (see note 11). Rights to dividends on the shares held by the Trust have been waived by the Trustees.

8.	EARNINGS PER SHARE

£'000
Basic and diluted profit	65
Adjustment for amortisation of goodwill	3,541

Adjusted earnings	3,606

Number
Weighted average number of shares in issue	170,901,112
Weighted average number of non-vested shares held by employee share ownership trust	(121,453)

Basic weighted average number of shares	170,779,659
Potential ordinary shares	1,964

Diluted weighted average number of shares	170,781,623

Pence
Diluted earnings per ordinary share	0.04
Adjustments for potential ordinary shares	-

Basic earnings per ordinary share	0.04

Adjustment for amortisation of goodwill	2.07

Adjusted earnings per ordinary share	2.11

Basic earnings per share is calculated by dividing the earnings attributable to ordinary shareholders by the weighted average number of ordinary shares during the year.

Diluted earnings per ordinary share is calculated by adjusting the weighted average number of ordinary shares in issue, on the assumption that applicable outstanding share options were exercised on the first day of the period or the date of grant if later.

Adjusted earnings per ordinary share (FRS 3 profit/(loss) before goodwill amortisation, impairment of goodwill, the write-down of investments, exceptional bad debt write-off, restructuring costs, and the non-cash finance credit on contingent consideration, all adjusted for tax) has been calculated and disclosed as the directors consider it gives a more comparable indication of the underlying trading performance.

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

9.	GOODWILL

£'000
Cost
1 January 2003	97,328
Adjustment to purchase price on prior year acquisition	(15)

At 31 December 2003	97,313

Amortisation
1 January 2003	55,728
Charge for the year	3,541

At 31 December 2003	59,269

Net book value
At 31 December 2003	38,044

The Group retains a 9.16% stake in Sphinx International Inc which was created on 23 February 2001 specifically to wind up the affairs of Phoenix International Ltd., Inc. All shareholdings in Phoenix International Ltd., Inc were transferred into Sphinx International Inc at this date. This investment is recorded at nil value in the balance sheet as at 31 December 2003. During the year ended 31 December 2003, the Group received US$25,000 (£15,000) in proceeds from the winding up of Sphinx.

10.	TANGIBLE FIXED ASSETS

		Computer software	Fixtures and
	Motor vehicles	and equipment	fittings	Total
	£'000	£'000	£'000	£'000
Cost
At 1 January 2003	13	10,251	2,842	13,106
Additions	—	1,418	171	1,589
Disposals	—	(2)	(165)	(167)
Exchange differences	(2)	(805)	(216)	(1,023)

At 31 December 2003	11	10,862	2,632	13,505

Accumulated depreciation
At 1 January 2003	13	7,336	1,705	9,054
Charge for year	—	1,625	451	2,076
Disposals	—	(1)	(133)	(134)
Exchange differences	(2)	(604)	(157)	(763)

At 31 December 2003	11	8,356	1,866	10,233

Net book value
At 31 December 2003	—	2,506	766	3,272

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

11.    FIXED ASSET INVESTMENTS

£'000
Other investments and loans	2,720
Investment in own shares	607

3,327

Principal Group Investments

The Group has direct or indirect investments in the following companies:

	Country of	% of share capital
	registration or	and voting rights
Subsidiary undertakings	incorporation	held	Principal activity
London Bridge Software Limited	England and Wales	100%	Development and sale of computer software and services to the Credit Risk Management market and to the Customer Relationship Management market
London Bridge Services Limited	England and Wales	100%	Management services company
London Bridge Group North America Inc	Delaware, USA	100%	US holding company.
London Bridge Software (ASPAC) Pte Limited.	Singapore	100%	Sale of computer software and services to the Credit Risk Management market
London Bridge Software (SA) Limited	England and Wales	100%	Development of computer software
Hatton Blue Limited	England and Wales	100%	Non trading
London Bridge Consulting Limited	England and Wales	100%	Dormant
London Bridge Systems Limited	England and Wales	100%	Dormant
London Bridge Phoenix Software Inc.	USA	100%	Development and sale of computer software services to global banking market.
Lentec (Nevada) Inc	USA	100%	Development and sale of computer software and services for North American mortgage market.
LBSS Inc.	USA	100%	Sale of computer software and services to the Credit Risk Management market.
London Bridge Phoenix Software NZ Limited	New Zealand	100%	Non trading
London Bridge Phoenix Software New York Inc	USA	100%	Sale of remote computer software services to the US banking market.
Other investments
AFA Systems plc	England and Wales	8%	Development and sale of computer software for global financial markets
Rossbank Telenet Services Limited	England and Wales	15%	Provision of outsourced mortgage processing services
Inspire Information Technology	Taiwan	3%	Provision of software development and system integration services
Aspen Grove Inc.	USA	10%	Provider of software
Amelia Limited	England and Wales	20%	In administration

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

11.	FIXED ASSET INVESTMENTS (CONTINUED)

The investment in AFA Systems plc has a market value of £809,000 as at 31 December 2003 (see note 22).

The additions in the year represent a £500,000 investment to acquire 8% of the issued share capital of AFA Systems plc, and £1,500,000 to acquire 15% of the issued share capital of Rossbank Telenet Services Limited (“Rossbank”), together with a convertible loan note and an option to acquire a further 15%. The loan note is interest free until 31 March 2005, after which interest is charged at 1.0% over Royal Bank of Scotland base rate. The loan note is convertible into further share capital of Rossbank on the same terms as the original investment. The 15% holding of share capital, the option to acquire a further 15%, and the convertible loan, combine to give the Group a participating interest in Rossbank. The directors are of the opinion that the Group does not have significant influence over Rossbank, and believe that this rebuts the presumption of a participating interest, and they have accordingly accounted for the Group’s interest in Rossbank as a trade investment.

Other investments and loans
	Other Investments £’000	Loans £'000	Total £'000
Cost
At 1 January 2003	3,614	—	3,614
Additions	2,000	720	2,720

At 31 December 2003	5,614	720	6,334

Provisions
At 1 January and 31 December 2003	3,614	—	3,614

Net book value
At 31 December 2003	2,000	720	2,720

All of the above instruments, with the exception of AFA Systems plc, are unlisted.

The investment in AFA Systems plc has a market value of £809,000 as at 31 December 2003 (see note 22).

The additions in the year represent a £500,000 investment to acquire 8% of the issued share capital of AFA Systems plc, and £1,500,000 to acquire 15% of the issued share capital of Rossbank Telenet Services Limited (“Rossbank”), together with a convertible loan note and an option to acquire a further 15%. The loan note is interest free until 31 March 2005, after which interest is charged at 1.0% over Royal Bank of Scotland base rate. The loan note is convertible into further share capital of Rossbank on the same terms as the original investment. The 15% holding of share capital, the option to acquire a further 15%, and the convertible loan, combine to give the Group a participating interest in Rossbank. The directors are of the opinion that the Group does not have significant influence over Rossbank, and believe that this rebuts the presumption of a participating interest, and they have accordingly accounted for the Group’s interest in Rossbank as a trade investment.

Own shares
£’000
Cost and net book value
At 1 January 2003	—
Additions	607

At 31 December 2003	607

In accordance with UITF 13, Accounting for ESOP Trusts, the assets and liabilities of the Employee Share Ownership Trust (“the Trust”) administered by the trustee, Walbrook Trustees (Guernsey) Limited, have been brought into the balance sheet of the Group. The Trust is funded by a loan from the Group which is repayable on demand. The Trust holds the shares of the Company for subsequent transfer to employees under share option schemes. At 31 December 2003, the Trust held 1,262,292 shares of 1p each with a nominal value of £12,623, a carrying value of £607,000 and a market value of £669,000 in the Company of which none had options granted over them.

Rights to dividends on shares held by the Trust have been waived by the Trustees. The costs associated with the Trust are included in the Group’s profit and loss account as they accrue.

The shares held by the trust have been excluded from the weighted average number of shares used in the calculation of basic earnings per share.

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

12.	DEBTORS

Amounts falling due within one year	£'000
Trade debtors	12,170
Amounts recoverable on contracts	120
Corporation tax recoverable	93
Deferred tax asset (see note 16)	8
Other debtors	196
Prepayments and accrued income	4,364

16,951

Amounts falling due after more than one year
Accrued income	1,891

13.	CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

£'000
Bank overdraft	38
Trade creditors	857
Corporation tax	4,978
Other taxation and social security	1,176
Other creditors	37
Proposed dividend	1,188

8,274

14.	ACCRUALS AND DEFERRED INCOME

£'000
Amounts falling due within one year:
Accruals	2,832
Deferred income	11,546

14,378

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

15.	FINANCIAL INSTRUMENTS

As permitted by FRS 13, short-term debtors and creditors have been excluded from the following disclosures other than as appropriate in the currency profile of net monetary assets and liabilities.

On 22 January 1999, the Group took on a term loan facility of £7.5 million to finance the acquisition of Hatton Blue Limited repayable over five years at an interest rate of 1.5% above six month LIBOR, decreasing to 1.25% above LIBOR upon certain conditions being met. The balance on the loan facility was paid down during the year.

The Group currently has working capital overdraft facilities with the Bank of Scotland of £2 million in the United Kingdom. The overdraft facility contained therein is available on demand and is charged at 1.5% plus bank base rate when used or, in the case of currency borrowings, 1.5% plus the bank cost of funds. A further US$2 million facility specifically in respect of LBSS Inc is also available. At 31 December 2003, the Group had a draw-down of £38,000 on the UK facility and no draw-down on the LBSS Inc facility.

The working capital facilities are secured by a legal charge over the Group’s assets (excluding those of Lentec (Nevada) Inc, London Bridge Software (ASPAC) Pte Ltd, London Bridge Phoenix Software Inc and London Bridge North America Inc) and by a Corporate Guarantee given in respect of the assets of LBSS Inc. These working capital facilities will be reviewed again in June 2004.

Financial liabilities	£'000
Bank overdrafts	38

Overdraft
Maturity profile of financial liabilities	£'000
Amounts falling due:
In one year or less or on demand	38

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

15.   FINANCIAL INSTRUMENTS (continued)

Interest rate profile of financial liabilities	£'000
Floating rate (sterling)	38

				Total
	US dollars	Sterling	Other	2003
Financial assets	£000	£000	£000	£'000
Cash deposits	19,626	1,425	1,151	22,202
Accrued income due after one year	78	1,314	499	1,891
Unlisted investments	—	2,220	—	2,220
Listed investments	—	500	—	500

	19,704	5,459	1,650	26,813

				Total
Interest rate profile of	US dollars	Sterling	Other	2003
financial assets	£'000	£'000	£'000	£'000
Floating rate	19,626	2,145	1,151	22,922
Non interest bearing	78	3,314	499	3,891

	19,704	5,459	1,650	26,813

Floating rate financial assets include cash deposits, comprising bank deposits, term deposits and funds placed on overnight money markets, which earn returns linked to bank interest rates and the loan to Rossbank, which is zero coupon until April 2005 and then earns interest at 1% over the prevailing base rate.

The fair values of all the Group’s financial assets and liabilities as at 31 December 2003 were equal to their carrying value except for the following:

	Book value	Fair value
	£000	£'000
Accrued income due after one year	1,891	1,735
Unlisted investments	2,220	2,177
Listed investments	500	809

	4,611	4,721

The fair value has been calculated using a discount rate of 4.4% or market value where available.

Currency profile of net monetary assets

The table below shows the Group’s currency profile which gives rise to net currency gains and losses recognised in the profit and loss account. These comprise the monetary assets and liabilities of the Group which are not denominated in the functional currency of the operation involved.

As at 31 December 2003, these exposures were as follows:

				Total
	US dollars	Sterling	Other	2003
Functional currency	£'000	£'000	£'000	£'000
Sterling	1,155	—	963	2,118
Other	753	956	477	2,186

	1,908	956	1,440	4,304

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

The Group does not enter into or acquire any complex financial instruments. As such, there were no hedging gains or losses brought forward at the start of the year, carried forward at the end of the year or recognised in the year.

16.	DEFERRED TAX

Movement on deferred tax balance for the year	£000
At 1 January 2003	180
Charge to the profit and loss account (see note 6)	(157)
Currency translation	(15)

At 31 December 2003 (see note 12)	8

The deferred tax asset comprised:	£000
Short term timing differences	372
Accelerated capital allowances	(8)
Short term timing differences	(356)
US goodwill offset against reserves	(4,075)

Undiscounted provision for deferred tax	(4,067)
Discount on timing differences	4,075

Discounted deferred tax balance	8

A net deferred tax asset of £8,000 has been recognised in respect of short-term timing differences arising in Singapore. The directors are of the opinion that based on forecast trading, the level of profits in future years are more likely than not to be sufficient to enable the asset to be recovered.

Deferred tax assets have not been recognised in respect of tax losses, primarily overseas, of £7,353,000, depreciation in excess of capital allowances of £754,000 and other short term timing differences of £6,763,000 as there is insufficient certainty in the current market to be able to say that the Group will be more likely than not to generate sufficient suitable taxable profits within the immediate future to enable the assets to be recovered.

Deferred taxation has not been provided in respect of the earnings retained overseas by subsidiary undertakings because it is not currently intended to make a distribution which will give rise to a tax charge.

The Group is able to obtain tax relief in the US for the cost of goodwill arising on its acquisitions of some businesses. In certain cases goodwill was written off to reserves under the transitional rules set out in FRS 10 Goodwill and Intangible Assets. Utilisation of the available tax relief in the US gives rise to a timing difference as set out above. The potential timing difference will only reverse on the sale of the relevant businesses.

As the relevant businesses are considered core to the Group there is currently no intention to sell them. The potential reversal is therefore so far into the future that, after discounting, the potential liability becomes insignificant. The effect of discounting the Group’s other deferred tax assets and liabilities is not material.

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

17.	PROVISIONS FOR LIABILITIES AND CHARGES

	Onerous	Vacant
	commitments	property	Total
As at 1 January 2003	1,402	489	1,891
Utilised in year	(550)	(226)	(776)
Foreign exchange differences	(43)	(6)	(49)

As at 31 December 2003	809	257	1,066

The provision for onerous commitments represents the expected future costs of fulfilling onerous commitments entered into previously by Phoenix International Ltd., Inc that the Group acquired as part of the acquisition of certain assets and liabilities from Phoenix International Ltd., Inc in February 2001. All onerous commitments are expected to be completed within two years of the balance sheet date.

A provision has also been established in respect of a vacant property acquired as part of the Phoenix acquisition. This provision represents future expected rental payments less future estimated cash flows from any potential sub-lease of surplus property acquired.

18.    CALLED UP SHARE CAPITAL

Number and value of shares:

	Number	£
Authorised
Ordinary shares of 1p each	250,000,000	2,500,000

Allotted, called up and fully paid
Ordinary shares of 1p each	170,901,112	1,709,011

The market price of the Company’s ordinary shares as at 31 December 2003 was 53.0p and the high and low for the year were 70.0p and 24.0p respectively. The average market price for the year was 46.0p.

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

18.	CALLED UP SHARE CAPITAL (continued)

The Company operates an approved and unapproved share option scheme for the benefit of directors and employees. Details of the share options granted in the year are as follows:

	Outstanding				Outstanding
	at				at		Date from
	1 January				31 December	Exercise	which	Latest expiry
	2003	Granted	Lapsed	Exercised	2003	price	exercisable	date
Approved discretionary share option scheme 1997
	15,100	—	—	—	15,100	40.0p	17.03.2000	17.03.2007
	99,245	—	(24,906)	—	74,339	132.5p	28.02.2001	27.02.2008
	28,729	—	(4,278)	—	24,451	163.6p	14.10.2001	14.10.2008
	13,000	—	(1,500)	—	11,500	358.0p	01.03.2002	01.03.2009
	113,989	—	(26,876)	—	87,113	472.5p	19.10.2002	19.10.2009
	66,680	—	(20,840)	—	45,840	600.0p	28.04.2003	28.04.2010
	4,743	—	—	—	4,743	632.5p	12.06.2003	12.06.2010
	—	378,788	—	—	378,788	33.0p	14.02.2006	14.02.2013

	341,486	378,788	(78,400)	—	641,874

Unapproved discretionary share option scheme 1997
	429,058	—	(120,000)	—	309,058	132.5p	28.02.2001	28.02.2005
	256,724	—	(15,281)	—	241,443	163.6p	14.10.2001	14.10.2005
	166,482	—	(60,196)	—	106,286	358.0p	01.03.2002	01.03.2006
	191,090	—	(14,815)	—	176,275	472.5p	19.10.2002	19.10.2006
	340,097	—	(8,335)	—	331,762	600.0p	28.04.2003	28.04.2007
	7,115	—	—	—	7,115	632.5p	12.06.2003	12.06.2007
	—	2,791,512	—	—	2,791,512	33.0p	14.02.2006	14.02.2010
	—	141,600	—	—	141,600	50.0p	14.02.2006	14.02.2010
	—	750,000	—	—	750,000	50.0p	14.03.2006	14.03.2010
	—	1,130,000	(10,000)	—	1,120,000	60.0p	30.08.2006	30.08.2010
	—	1,450,000	—	—	1,450,000	60.0p	30.08.2006	30.08.2010
							Option vesting dates
	1,089,887	—	(186,797)	—	903,090	178.0p	Between 01.05.2002 and 01.05.2011
	256,410	—	—	—	256,410	156.0p	Between 21.06.2002 and 01.05.2011
	74,073	—	—	—	74,073	178.0p	Between 21.06.2002 and 01.05.2011
	2,500,000	—	—	—	2,500,000	156.0p	Between 21.06.2002 and 01.05.2011

	5,310,936	6,263,112	(415,424)	—	11,158,624

LBSS Inc 1999 Stock Option Scheme							Option vesting dates
	118,466	—	(15,237)	—	103,229	472.5p	Between 19.10.2000 and 19.10.2009
	326,062	—	(17,833)	—	308,229	600.0p	Between 28.04.2001 and 28.04.2010
	80,973	—	(885)	—	80,088	195.0p	Between 08.12.2001 and 07.12.2004
	798	—	—	—	798	509.3p	Between 26.06.2001 and 25.06.2004
	798	—	—	—	798	520.0p	Between 30.08.2001 and 29.08.2004
	11,963	—	—	—	11,963	672.0p	Between 03.04.2001 and 31.12.2005
	20,715	—	(150)	—	20,565	704.3p	Between 05.01.2001 and 31.12.2005
	6,109	—	—	—	6,109	1062.0p	Between 01.01.2002 and 01.03.2003
	8,549	—	—	—	8,549	1704.0p	Between 30.09.2001 and 30.09.2002
	5,486	—	—	—	5,486	2318.0p	Between 01.10.2001 and 01.01.2003
	479	—	—	—	479	3177.8p	Between 01.01.2002 and 01.01.2003
	1,196	—	—	—	1,196	3351.0p	Between 01.01.2002 and 01.01.2003
	1,890,059	—	(145,896)	—	1,744,163	178.0p	Between 01.05.2002 and 01.05.2011

	2,471,653	—	(180,001)	—	2,291,652

Total	8,124,075	6,641,900	(673,825)	—	14,092,150

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

19.	STATEMENT OF MOVEMENTS ON RESERVES

				Foreign
	Called up share	Share premium	Profit and loss	exchange
	capital	account	account	reserve	Total
	£‘000	£‘000	£‘000	£‘000	£‘000
As at 1 January 2003	1,709	156,609	(90,313)	(2,512)	65,493
Retained profit	—	—	(1,721)	—	(1,721)
Foreign exchange translation	—	—	—	(1,803)	(1,803)

At 31 December 2003	1,709	156,609	(92,034)	(4,315)	61,969

In accordance with the provisions of FRS 10, goodwill arising on consolidation previously written off against reserves has been set off against the profit and loss account. The cumulative amount of goodwill written off to the profit and loss account reserve is £22,411,000.

20.	FINANCIAL COMMITMENTS

The Group was committed to making the following annual payments in respect of operating leases:

		Plant and
	Land and buildings	equipment
	£‘000	£‘000
Leases which expire:
Within one year	89	39
Within two to five years	854	528
After five years	1,385	—

	2,328	567

The Group had no capital commitments in the year

21.	RELATED PARTY TRANSACTIONS

In October 2002, the Group entered into a commercial agreement with Rossbank Telenet Services Limited (“Rossbank”) for the provision of software and consultancy services to build a mortgage origination system using Vectus. The agreement was part of a tripartite relationship involving a major mortgage lender whereby the management of mortgage originations would be outsourced to Rossbank.

This agreement was at arm’s length and in the ordinary course of business.

The Group continued to perform the consultancy services under the agreement during 2003. The revenue recognised during 2003 was £1,250,000.

In October 2003, the Group invested in Rossbank (see note 11) to provide funding for the creation of a business process outsourcing venture based on the Phoenix core banking system. No revenue was recognised from this venture in 2003.

Of the consultancy revenue recognised in 2003, £137,000 was earned in the period after the investment was made.

As at 31 December 2003, amounts receivable from Rossbank, included in trade debtors, are £94,000 and accrued income yet to be billed to Rossbank are £1,465,000.

Payments continue to be received in accordance with the terms of the agreement.

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

22.	POST BALANCE SHEET EVENTS

On 27 January 2004 the Group disposed of its entire holding in AFA Systems plc for cash consideration of £740,000.

In May 2004, the Group determined that its investment in Rossbank was impaired due to the early termination of an outsourcing agreement by Rossbank’s largest customer leading to increased operating losses and deterioration in its financial position. As a result, the Company recorded a charge of £3,772,000 consisting of an equity investment of £1,500,000, a secured loan of £720,000, amounts receivable from Rossbank included in trade debtors of £187,000 and accrued income yet to be billed to Rossbank of £1,335,000. Of these debtor amounts, £57,000 and £1,335,000 were included in trade debtors and accrued income as at 31 December 2003.

On one specific contract, the customer has not accepted software that was delivered prior to 31 December 2003. This acceptance was due to have occurred by 30 June 2004. However, the contract has not been repudiated and the Group and the customer are working together in good faith to ensure that the software will be accepted by a mutually agreed revised date. Whilst there remains some uncertainty over this contract, the directors are confident that this will be satisfactorily resolved by 30 September 2004, thereby assuring the recovery of the £938,000 ($1,669,000) accrued income which was included in the 31 December 2003 balance sheet.

23.	SUMMARY OF DIFFERENCES BETWEEN UK GAAP AND US GAAP

The consolidated financial information of the Group is presented in accordance with generally accepted accounting principles in the United Kingdom as applied by the Group and as stated in its accounting policies footnote (‘UK GAAP’), which differ in certain significant respects from generally accepted accounting principles in the United States of America (‘US GAAP’).

The Group has not prepared financial statements in accordance with US GAAP or prepared a reconciliation of its financial statements to US GAAP and, accordingly, cannot offer any assurances that the differences described below would, in fact, be the accounting principles creating the greatest differences between financial statements of the Group prepared under US GAAP and under UK GAAP. In addition, the Group has not in these financial statements estimated the net effect that applying US GAAP would have on its results of operations or financial position. However, it is likely that the effect of such differences may be material and, in particular, it is likely that equity shareholders’ funds and profit/loss on ordinary activities after taxation prepared on the basis of US GAAP would be materially different due to these differences.

The following paragraphs summarise certain differences between UK GAAP and US GAAP affecting the Group’s consolidated financial statements. The organisations that promulgate UK GAAP and US GAAP have projects ongoing that could have a significant impact on future comparisons such as this. This description is not intended to provide a comprehensive listing of all such differences specifically related to the Group or the industry in which it operates. No attempt has been made to identify all disclosure, presentation or classification differences that would affect the manner in which transactions and events are presented in the financial statements or the notes thereto.

Business combinations

Purchase consideration
Under UK GAAP, the fair value of publicly traded shares issued for consideration in connection with a business combination is generally determined as their market value at the date of the acquisition, in line with Financial Reporting Standard (‘FRS’) 7.

Under US GAAP, the fair value of publicly traded shares issued for consideration in connection with a business combination is generally determined based on the fair market value for a reasonable period before and after the date the terms of the acquisition are agreed to and announced.

Purchase price allocation — contingent consideration
Under UK GAAP, FRS 7 requires that where a portion of the purchase consideration in a business combination is contingent on one or more future events, the cost of acquisition includes a reasonable estimate of the fair value of amounts expected to be payable in the future.

Under US GAAP, contingent purchase consideration is generally included in the measurement of purchase price, and hence goodwill, when the contingency is resolved and consideration becomes payable. For contingencies based on earnings, any additional consideration issued is generally recorded at the fair value when the contingency is resolved. For contingencies based on share prices, any guaranteed value is generally included in the cost of the acquired enterprise at the date of acquisition.

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

23.	SUMMARY OF DIFFERENCES BETWEEN UK GAAP AND US GAAP (continued)

In certain situations, contingent consideration may be recorded as compensation cost both under UK and US GAAP. The criteria for the recognition as compensation expense as opposed to part of the purchase price allocation differ, however. Consequently, it is possible that amounts may be recorded as part of the purchase price allocation under UK GAAP but as post-acquisition compensation expense under US GAAP.

Recognition of intangible assets other than goodwill
UK GAAP requires intangible assets to be separately recognised in a business combination only if (i) they can be disposed of separately without disposing of the business of the entity, and (ii) if their value can be measured reliably on initial measurement.

Under US GAAP, Statement of Financial Accounting Standards ( ‘SFAS’) No.141 ‘Business Combinations’ which is effective for acquisitions initiated after June 30, 2001, mandates the recognition of intangible assets in a business combination if (i) they arise from contractual rights or other legal rights or (ii) they are capable of being separated or divided from the acquired entity and sold, transferred, licensed, rented or otherwise exchanged.

In process research and development
Under US GAAP, costs assigned to all identifiable tangible and intangible assets resulting from research and development activities should be charged to expense unless the assets have alternative future uses.

In this area, UK GAAP does not have a concept that is comparable to US GAAP.

Deferred revenue Under FRS 7, UK GAAP requires that deferred revenues representing liabilities of the acquired undertaking are included at their fair values as at the date of acquisition.

Under US GAAP, an entity should recognise a liability related to deferred revenue of an acquired entity only if that deferred revenue represents a legal obligation assumed. Deferred revenue should be recognised for the fair value of legal obligation at the acquisition date. The methodology for establishing fair value of the obligation differs under US GAAP such that normally a lower valuation of the legal obligation results which also entails a corresponding reduction in goodwill arising on acquisition.

Goodwill allocation period
Under FRS 7, UK GAAP requires that where it is not possible to complete the determination of fair values by the date on which the first post-acquisition financial statements are approved, adjustments to purchased goodwill can be incorporated in the financial statements for the first full financial year following the acquisition.

Under US GAAP, adjustments are likewise permitted subsequent to consummation of the acquisition but the ‘allocation period’ should usually not exceed one year from the consummation of a business combination.

Goodwill amortisation period
Under FRS 10, UK GAAP requires that goodwill should be amortised over its useful economic life which is generally presumed not to exceed 20 years. Where goodwill is believed to have an indefinite useful economic life, it should not be amortised, but should be subject to an impairment review in line with FRS 11 at the end of each reporting period. Prior to the implementation of FRS 10, which is effective for accounting periods ending on or after 23 December 1998, the Group adopted the preferred method of accounting for purchased goodwill, which was immediate elimination against reserves. The implementation of FRS 10 permitted, but did not require, reinstatement of goodwill previously written off to reserves. The Group elected not to reinstate such goodwill.

Under US GAAP, accounting for goodwill is based on its useful life to the reporting entity. SFAS No. 142, ‘Goodwill and Other Intangible Assets’ is applicable to the Group for the fiscal year beginning January 1, 2002. This statement requires that goodwill and intangibles with an indefinite life no longer be amortised but instead subject to an impairment test at least annually.

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

23.	SUMMARY OF DIFFERENCES BETWEEN UK GAAP AND US GAAP (continued)

Deferred taxes Under UK GAAP, deferred tax on adjustments to record assets and liabilities at their fair values are recognised in accordance with the requirements of FRS 19.

Adjustments to record assets and liabilities of the acquired entity at their fair values are treated in the same way as they would be if they were timing differences arising in the entity’s own accounts.

Under US GAAP, deferred taxes are recognised for the difference between the fair values allocated and the tax bases of the assets, except the portion of goodwill for which amortisation is not deductible for tax purposes. Deferred tax assets recognised in a business combination should be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion of all of the deferred tax assets will not be realised. Any tax benefits after the acquisition date, arising from the elimination of such a valuation allowance, should be applied to reduce the value of the goodwill related to the acquisition.

Stock options Under both UK and US GAAP, the fair value of any stock options issued or exchanged in connection with an acquisition should be used to determine the purchase consideration.

US GAAP has complex rules on the accounting for options issued. Under US GAAP (a) the value of options should be based on their market price over a reasonable period of time before and after the two companies have reached agreement on the purchase price and the proposed transaction is announced, (b) the fair value of options issued in exchange for outstanding vested options should be included in the cost of the acquisition, and (c) the intrinsic value of the unvested options for services to be rendered in the future, is treated as a compensation expense.

Software revenue recognition

There is no specific UK accounting standard which deals with the issues of software revenue recognition. Under UK GAAP as adopted by the Group, licence fees are recognised upon delivery of software to the customer and before final customer acceptance testing where applicable, providing all of the following conditions have been fully met:

•	the payment terms for the licence are materially unconditional, full payment is contractually binding and collection is reasonably certain;

•	the contract contains no development requirements included in the licence price or linked to it;

•	implementation services are generally charged on a time and materials basis and any ancillary services are charged on standard commercial terms; and

•	there are no materially onerous contract warranties.

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

23.    SUMMARY OF DIFFERENCES BETWEEN UK GAAP AND US GAAP (continued)

Under US GAAP, revenue generated from licensing software and providing services is recognised in accordance with Statement of Position (‘SOP’) 97-2, ‘Software Revenue Recognition’, SOP 98-9, ‘Modification of SOP 97-2, Software Revenue Recognition, With respect to Certain Transactions,’ and Securities and Exchange Commission Staff Accounting Bulletin (‘SAB’) No. 101, ‘Revenue Recognition in Financial Statements’, updated by SABs 103 and 104, ‘Update of Codification of Staff Accounting Bulletins’ and other related pronouncements. In accordance with these statements, revenue is recognised upon meeting each of the following criteria:

•	existence of persuasive evidence of an arrangement;

•	delivery of product. In instances where non-standard acceptance clauses exist revenue is not recognised until the product is formally accepted or the defined acceptance period has expired;

•	fee is fixed or determinable. A fee is deemed to be fixed or determinable when it is not subject to subsequent refund or adjustment. If the fee is not fixed or determinable, revenue is recognised when the fee becomes due and payable; and

•	collection is deemed probable.

In instances when any one of the four aforementioned criteria is not met, the recognition of revenue is deferred until the criterion is met, as required by SOPs 97-2 and 98-9.

The Group enters into multiple element arrangements which involve the provision of a licence(s), professional services and post-contract support (‘PCS’). Under US GAAP, when a contract includes multiple elements, vendor-specific objective evidence (‘VSOE’) of fair value is used to allocate the total fee to the elements of the arrangement. VSOE of fair value is based on the price generally charged when the element is sold separately or, if not yet sold separately, is established by authorised management. VSOE of fair value can be established for PCS through the renewal rates established in contractual arrangements with customers.

In arrangements where VSOE of fair value for PCS can be established, software licence fees and professional service fees are recognised under the residual method (explained below). Pursuant to this method, at the time at which PCS is the only undelivered element, the VSOE of fair value of PCS is deferred, with the remaining portion of the fee recognised as revenue. The PCS revenue is recognised rateably over the maintenance term, typically one year. In situations where VSOE of fair value for PCS does not exist, the entire amount of revenue from the arrangement is deferred and recognised rateably, usually over the initial PCS term.

Under UK GAAP, income from development services performed for clients is recognised over the life of the contract or in accordance with contractual milestones. Where contracts with customers require significant development to the core packages any applicable licence fees are recognised as income over the life of the development phase of the contract. Fee income from installation, consultancy, training and maintenance is recognised over the period in which the service is provided.

Under US GAAP, where the services are essential to the functionality of the software element of the arrangement, separate accounting for the services is not permitted and contract accounting is applied to both the software and service elements.

\

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

23.    SUMMARY OF DIFFERENCES BETWEEN UK GAAP AND US GAAP (continued)

Development expenditure

Under Statement of Standard Accounting Practice (‘SSAP’) 13, UK GAAP permits a choice of capitalising or expensing development expenditure which falls within the scope of the standard. All other research and development expenditure must be expensed in the period in which it is incurred. The Group has chosen to expense all development expenditure in the period in which it is incurred.

To be eligible for capitalisation, the following circumstances must all apply:

(a)	there is a clearly defined project;

(b)	the related expenditure is separately identifiable;

(c)	the outcome of the project has been assessed with reasonable certainty as to its technical feasibility and its ultimate commercial viability considered in the light of factors such as likely market conditions (including competing products), public opinion, consumer and environmental legislation;

(d)	if further development costs are to be incurred on the same project, the aggregate of such costs together with related production, selling and administration costs are reasonably expected to be exceeded by related future sales and other revenues; and

(e)	adequate resources exist, or are reasonably expected to be available, to enable the project to be completed and to provide any consequential increases in working capital.

Under US GAAP, costs incurred in creating a computer software product are charged to the profit and loss account as research and development expense until technological feasibility has been established for the product. Technological feasibility is established upon completion of a detailed program design or, in its absence, completion of a working model. Thereafter, all software production costs are capitalised.

Internally developed software

Under FRS 15, UK GAAP requires costs relating to internally-developed software that is directly attributable to bringing a computer system or other computer-operated machinery into working condition for its intended use to be treated as part of the cost of the related tangible fixed asset rather than as a separate intangible asset.

Under US GAAP, costs related to computer software development are accounted for as follows:

(a)	costs incurred in the ‘preliminary project stage’ are expensed as incurred;

(b)	costs incurred in the ‘application development stage’ are capitalised; and

(c)	costs incurred in the post – implementation/operation stage are expensed as incurred.

Deferred taxes

Under FRS 19, UK GAAP requires deferred taxation to be recognised in full in respect of all timing differences (including those arising on tax deductible goodwill) that have originated but not reversed at the balance sheet date, with the following exceptions:

(a)	deferred tax is not provided on unremitted earnings where there is no binding commitment to remit these earnings; and

(b)	deferred tax assets are recognised only to the extent that the Group considers that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted. The concept of ‘more likely than not’ is not explicitly defined and therefore subject to interpretation.

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

23.    SUMMARY OF DIFFERENCES BETWEEN UK GAAP AND US GAAP (continued)

Under US GAAP, all deferred tax assets and liabilities resulting from temporary differences in financial and tax reporting are recognised together with deferred tax assets relating to tax loss carry forwards subject to certain limited exemptions which include unremitted earnings of overseas subsidiaries that are essentially ‘permanent’. Deferred tax assets are reduced by a valuation allowance if it is more likely than not (a likelihood of more than 50 percent) that some portion or all of the deferred tax assets will not be realised. The valuation allowance should be sufficient to reduce the deferred tax assets to the amount that is more likely than not to be realised.

Under UK GAAP deferred tax is measured based on tax rates and laws enacted or substantively enacted at the balance sheet date. Under US GAAP deferred tax is based on rates that have been enacted.

Under UK GAAP, FRS 19 permits, but does not require, the discounting of deferred tax assets and liabilities. The Group has opted to use discounting. US GAAP does not permit discounting for deferred tax balances.

Impairment of long-lived assets

Under FRS 11, UK GAAP requires that a review of the possible impairment of long-lived assets be performed when events or changes in circumstances indicate possible impairment. The impairment review comprises a comparison of the carrying amount of the asset with its recoverable amount, which is the higher of net realisable value and value in use. The latter is determined using the sum of the expected future discounted cash flows. Cash flows relating to central assets and functions are required to be allocated to the cash flows of other asset groups on a logical and systematic basis. If the carrying amount of the asset exceeds the recoverable amount, an impairment loss exists and a write-down is recognised to record the long-lived asset at its recoverable amount. Impairment losses may be written back in certain circumstances if it is determined subsequently that the asset is no longer impaired.

Under SFAS 144, ‘Accounting for the Impairment or Disposal of Long-Lived Assets’, US GAAP requires a review of the possible impairment of long-lived assets held for use is required when events or changes in circumstances indicate possible impairment. The sum of expected future cash flows, undiscounted and without interest charges, related to the fixed asset being measured, is compared to the carrying amount of the respective assets. Estimates of future cash flows used to test the recoverability of a long-lived asset group should include only the future cash flows that are directly associated with and are expected to arise as a direct result of the use and eventual disposition of that asset group. If the carrying amount of the asset exceeds this value, an impairment loss exists and a write-down is necessary. The impairment charge is measured as the excess of carrying value over fair value. Fair value is measured using discounted cash flows. Impairment losses cannot be written back

Lease classification

Under SSAP 21, UK GAAP classifies a lease as a finance lease if substantially all the risks and rewards of ownership have transferred to the lessee. There is a rebuttable presumption that if the present value of the minimum lease payments (including any initial payment) discounted at the interest rate implicit in the lease is greater than or equal to 90 percent of the fair value of the asset at the inception of the lease, then substantially all the risks and rewards of ownership have passed to the lessee. Whilst this is an important source of evidence, regard must be had to all the evidence available in the classification of a lease.

Any lease that is not a finance lease is an operating lease.

Under SFAS 13 Accounting for Leases, US GAAP requires that if any one of the following four criteria apply to a lease agreement, then the lease must be classified as capital by the lessee:

(a)	the lease transfers ownership of the leased assets to the lessee at the end of the lease term;

(b)	the lease contains a bargain purchase option;

(c)	the lease term is greater than or equal to 75 percent of the economic useful life of the leased asset; or

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

23.    SUMMARY OF DIFFERENCES BETWEEN UK GAAP AND US GAAP (continued)

(d)	the present value of the minimum lease payments is greater than or equal to 90 percent of the fair value of the leased asset.

Treasury shares

Under Urgent Issues Task Force (‘UITF’) Abstract 13 ‘Accounting for ESOP Trusts’, treasury shares held by an ESOP trust should be reflected as an asset of the entity, and be subject to the normal UK GAAP rules on impairment.

Under US GAAP, all treasury shares, including treasury shares held by an ESOP trust, should be deducted in arriving at shareholders’ funds.

Employee stock compensation

Under UITF Abstract 17 ‘Employee share schemes (revised 2000)’, UK GAAP requires the estimated cost of employee share awards to be charged to the profit and loss account over the relevant performance period. The estimated cost of awards is the market value of shares awarded or the intrinsic value of the awards (being the difference between the exercise price of the award and the market price at the date of grant) adjusted to reflect any applicable performance conditions.

Under US GAAP, companies may elect to follow the accounting prescribed by either Accounting Principles Board Opinion 25, ‘Accounting for Stock Issued to Employees’ (‘APB 25’) or SFAS No. 123, ‘Accounting for Stock Based Compensation’ (‘SFAS 123’). Compensation is recorded for the cost of providing the warrants or options to the employee over the relevant service period. The costs can be determined based on either the intrinsic value method (APB 25) or the fair value method (SFAS 123). Under the intrinsic value method, the compensation cost is the difference between the market price of the stock at the measurement date and the price to be contributed by the employee (exercise price). Under the intrinsic method, the measurement date is the first date on which the employee knows the number of shares that such employee is entitled to receive and the exercise price. The measurement date is often the grant date; however, it may be later than the grant date in plans with variable terms that depend on events which occur after the grant date. Under the fair value method, the cost associated with the warrants or options is based on the fair value at the date of grant. Cost is estimated using an option-pricing model. If an entity chooses to follow the intrinsic value method, it must make proforma disclosures of net income and earnings per share as if the fair value method had been applied.

Restructuring costs

Under FRS 12, UK GAAP provides that a provision is required to be recognised when an entity has a present obligation as a result of a past event, it is probable that a transfer of economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

In particular, FRS 12 provides that a constructive obligation to restructure arises only when an entity:

(a)	has a detailed formal plan for the restructuring identifying at least:

•	the business or part of a business concerned;

•	the principal locations affected;

•	the location, function and approximate number of employees who will be compensated for termination of their services;

•	the expenditure that will be undertaken;

•	when the plan will be implemented; and

(b)	has raised a valid expectation in those affected that it will carry out the restructuring by starting to implement that plan or announcing its main features to those affected by it.

Under US GAAP, SFAS No. 146 ‘Accounting for Costs Associated with Exit or Disposal Activities’ (SFAS 146) is effective for exit or disposal activities initiated after 31 December 2002. SFAS 146 requires that a

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

23.    SUMMARY OF DIFFERENCES BETWEEN UK GAAP AND US GAAP (continued)

liability for a cost associated with an exit or disposal activity be recognised when the liability is incurred. In respect of other exit costs, liabilities are recognised when they are incurred, which is normally when the goods or services associated with the activity are received.

Investments in securities

Under historical cost accounting rules and FRS 11, UK GAAP requires that fixed asset investments are shown at cost less provision for impairment. Current asset investments are stated at the lower of cost and net realisable value.

Under US GAAP, securities within the scope of SFAS No. 115 ‘Accounting for certain investments in debt and equity securities’ are classified into one of three categories and accounted for as follows:

(a)	Debt securities that the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortised cost.

(b)	Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealised gains and losses included in earnings.

(c)	Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealised gains and losses excluded from earnings and reported in a separate component of shareholders’ equity.

Additionally, under US GAAP the carrying value of securities should be reduced for any impairment in value that is other than temporary.

Vacation accrual

Under UK GAAP, there is no comprehensive requirement to accrue for vacation pay or other compensated absences during the same accounting period, although accrual in certain industries where it is common for all staff to take holiday at the same time is not prohibited.

Under US GAAP, in accordance with SFAS No. 43, ‘Accounting for compensated absences’, an employer should accrue a liability for employees’ compensation for future absences if all of the following conditions are met:

(a)	the employer’s obligation relating to employees’ rights to receive compensation for future absences is attributable to employees’ services already rendered;

(b)	the obligation relates to rights that vest or accumulate;

(c)	payment of the compensation is probable; and

(d)	the amount can be reasonably estimated.

Dividends

Under UK GAAP dividends are recognised when proposed. Under US GAAP dividends are recognised when declared.

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

23.    SUMMARY OF DIFFERENCES BETWEEN UK GAAP AND US GAAP (continued)

Cash flows

There are differences in the categorisation of cash flows and with regard to the definition of cash between UK and US GAAP.

Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends, management of liquid resources and financing activities. Under US GAAP however, only three categories of cash flow activity are reported, being operating activities, investing activities and financing activities. Cash flows from taxation and returns on investments and servicing of finance are, with the exception of servicing of shareholder finance, included as operating activities under US GAAP. The servicing of shareholder finance would be included under financing activities under US GAAP.

Under UK GAAP, the cash flow statement is based on changes in cash, which represents cash in hand and deposits repayable on demand less overdrafts repayable on demand. Under US GAAP, the cash flow statement is based on changes in cash and cash equivalents, which include short-term highly liquid investments. Changes in overdrafts are excluded as these represent financing flows.

Exceptional items

Exceptional items are material items within the Group’s ordinary activities which, are disclosed separately due to their size, incidence or nature. Under FRS 3, these items are always assumed to be operating in nature and therefore require disclosure within operating profit, except in the following instances:

(a)	profits or losses on the sale or termination of an operation;

(b)	costs of a fundamental reorganisation or restructuring having a material effect on the nature and focus of the reporting entity’s operations; and

(c)	profits or losses on the disposal of fixed assets.

These items are shown on the face of the profit and loss account after operating profit and before interest.

All the above items do not qualify as extraordinary under US GAAP and are considered part of operating results. US GAAP does not permit the separate disclosure of exceptional items, nor the presentation of operating income which excludes such items.

Recently issued accounting pronouncements

Issued under UK GAAP

In December 2003, the Urgent Issues Task Force (‘UITF’) issued Abstract 38 ‘Accounting for ESOP trusts’. UITF Abstract 38 changes the method of accounting for an interest in an entity’s own shares arising through an ESOP trust, and requires them to be accounted for as a deduction in arriving at shareholders’ funds. The Abstract applies to accounting periods ending on or after 22 June 2004. The Group does not expect that UITF Abstract 38 could result in further significant differences between US GAAP and UK GAAP.

In April 2004, FRS 20 ‘Share-based Payment’ was issued by the Accounting Standards Board. FRS 20 sets out the basis on which an entity should account for the recognition and measurement of the profit and loss account charge for share-based payments. It applies to the Group for accounting periods beginning on or after 1 January 2005. The Group does not expect that FRS 20 could result in further significant differences between US GAAP and UK GAAP.

In May 2004, the Accounting Standards Board issued FRS 21 ‘Events after the balance sheet date’. FRS 21 changes certain elements of accounting for events occurring after the balance sheet date. The Group does not expect that FRS 21 could result in further significant differences between US GAAP and UK GAAP. In fact, the difference regarding dividends described above will be eliminated.

LONDON BRIDGE SOFTWARE HOLDINGS PLC

NOTES TO THE ACCOUNTS
Year ended 31 December 2003

23.    SUMMARY OF DIFFERENCES BETWEEN UK GAAP AND US GAAP (continued)

Issued under US GAAP
In January 2003, the Financial Accounting Standards Board (‘FASB’) issued FASB Interpretation 46 (‘FIN 46’) ‘Consolidation of Variable Interest Entities’. FIN 46 clarifies the application of Accounting Research Bulletin 51 ‘Consolidated Financial Statements’, for certain entities that do not have sufficient equity at risk to finance their activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest (‘variable interest entities’). Variable interest entities within the scope of FIN 46 will be required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity’s expected losses, receives a majority of its expected returns, or both. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after December 15, 2003 to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Group does not expect that FIN 46 could result in further significant differences between US GAAP and UK GAAP.

In April 2003, the FASB issued SFAS No. 149 ‘Amendment of Statement 133 on Derivative Instruments and Hedging Activities’. SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133 ‘Accounting for Derivative Instruments and Hedging Activities’. SFAS No. 149 amends SFAS No. 133 for decisions made as part of the Derivatives Implementation Group process and in connection with implementation issues raised in relation to the application of the definition of a derivative.

SFAS 149 is effective for contracts entered into or modified after June 30, 2003. SFAS No. 149 did not result in further significant differences between US GAAP and UK GAAP.

In May 2003, the FASB issued SFAS No. 150 ‘Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity’, which requires that certain financial instruments be presented as liabilities that were previously presented as equity or as temporary equity. Such instruments include mandatory redeemable preferred and common stock, and certain options and warrants. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and is generally effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 did not result in further significant differences between US GAAP and UK GAAP.

In November 2002, the EITF reached a consensus on Issue No. 00-21 “Accounting for Revenue Arrangements with Multiple Deliverables.” The EITF concluded that revenue arrangements with multiple elements should be divided into separate units of accounting if the deliverables in the arrangement have value to the customer on a standalone basis, if there is objective and reliable evidence of the fair value of the undelivered elements, and as long as there are no rights of return or additional performance guarantees by the Company. The provisions of EITF Issue No. 00-21 are applicable to agreements entered into in fiscal periods commencing after June 15, 2003. The adoption of EITF Issue No. 00-21 did not did not result in further significant differences between US GAAP and UK GAAP.